                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

      Filed by the registrant [X]

      Filed by a party other than the registrant [ ]

      Check the appropriate box:

      [ ] Preliminary proxy statement     [ ] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

      [X] Definitive proxy statement

      [ ] Definitive additional materials

      [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                IDEX Corporation
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                (Name of Registrant as Specified in Its Charter)
                                IDEX Corporation
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [X] No fee required.

      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

      (1) Title of each class of securities to which transaction applies:
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      (2) Aggregate number of securities to which transaction applies:
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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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      (4) Proposed maximum aggregate value of transaction:
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      (5) Total fee paid:
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      [ ] Fee paid previously with preliminary materials.
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      [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:
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      (2) Form, schedule or registration statement no.:
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      (3) Filing party:

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      (4) Date filed:

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

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                                  [IDEX LOGO]
                                IDEX CORPORATION

                           NOTICE AND PROXY STATEMENT

                                      FOR

                        THE ANNUAL SHAREHOLDERS' MEETING

                                   TO BE HELD

                           WEDNESDAY, APRIL 19, 2000

                             YOUR VOTE IS IMPORTANT

       Please mark, date and sign the enclosed proxy card and promptly return it to the Company in the enclosed envelope.

                                IDEX CORPORATION
                           630 DUNDEE ROAD, SUITE 400
                           NORTHBROOK, ILLINOIS 60062
                       ---------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, APRIL 19, 2000
                       ---------------------------------

DEAR IDEX SHAREHOLDER:

      IDEX Corporation cordially invites you to attend its Annual Meeting of Shareholders to be held on Wednesday, April 19, 2000, at Bank of America, Shareholders Room, 21st Floor, 231 South LaSalle Street, Chicago, Illinois 60697. The meeting will begin at 10:00 a.m., Central Time.

      At the meeting shareholders will (a) elect three directors for a term of three years, (b) vote on the approval of the IDEX Corporation Amended and Restated Stock Option Plan for Outside Directors, (c) vote on the recommendation of the Board of Directors that Deloitte & Touche LLP be appointed auditors of the Company for 2000 and (d) transact such other business as may properly come before the meeting. The Board of Directors fixed the close of business on February 25, 2000, as the record date for the determination of shareholders owning the Company's Common Stock entitled to notice of and to vote at the Annual Meeting.

      A copy of the IDEX Corporation 1999 Annual Report, which describes the results of our operations during 1999 and provides other information of interest about the Company, has been previously distributed to shareholders.

      Also enclosed is a Proxy Statement which provides information concerning the persons nominated by the Board of Directors for election as directors and other matters to be considered at the meeting, and a proxy card which provides you with a convenient means to vote on such matters. All you need to do is mark the proxy card to indicate your vote, sign and date it, and return it to the Company in the enclosed envelope. If you desire to vote to elect each of the Company's nominees as directors, for the approval of the IDEX Corporation Amended and Restated Stock Option Plan for Outside Directors, for the appointment of Deloitte & Touche LLP as auditors of the Company for 2000, and in the discretion of the proxy holders as to any other business which may properly come before the meeting, then you need not mark your votes on the proxy card, but need only sign and date it, and return it to the Company. Even if you expect to attend the meeting, the Company requests that you return the completed proxy card as soon as conveniently possible. If you attend the meeting in person, you will be able to vote your shares even if you have submitted a completed proxy card.

      Management sincerely appreciates your support. We hope to see you at the Annual Meeting.

                                           By Order of the Board of Directors,

                                                     FRANK J. NOTARO
                                             Vice President-General Counsel
                                                      and Secretary

March 10, 2000
Northbrook, Illinois

                                IDEX CORPORATION
                           630 DUNDEE ROAD, SUITE 400
                           NORTHBROOK, ILLINOIS 60062
                      ------------------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 19, 2000
                      ------------------------------------

      The Company has prepared this Proxy Statement in connection with the solicitation by the Company's Board of Directors of proxies for the Annual Meeting of Shareholders of IDEX Corporation to be held on Wednesday, April 19, 2000, at 10:00 a.m., Central Time, in the Shareholders Room of Bank of America, 231 South LaSalle Street, Chicago, Illinois 60697. At the Annual Meeting shareholders will (a) elect three directors for a term of three years, (b) vote on the approval of the IDEX Corporation Amended and Restated Stock Option Plan for Outside Directors, (c) vote on the recommendation of the Board of Directors that Deloitte & Touche LLP be appointed auditors of the Company for 2000 and (d) transact such other business as may properly come before the meeting. This Proxy Statement provides information concerning the persons nominated by the Board of Directors for election as directors and other matters to be voted upon, as well as other information concerning the Company. The Company will bear the costs of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Company's Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and facsimile transmission. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms and others for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has engaged Morrow & Co. to assist in proxy solicitation and collection, and has agreed to pay such firm $4,500, plus out-of-pocket costs and expenses. The Company commenced distribution of this Proxy Statement and the materials which accompany it on March 10, 2000.

                             VOTING AT THE MEETING

      The record of shareholders entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on February 25, 2000, and each shareholder will be entitled to vote at the meeting any shares of IDEX Common Stock held of record at that date. An aggregate of 29,673,053 shares of the Company's Common Stock was outstanding at the close of business on February 25, 2000. Each share entitles its holder of record to one vote on each matter upon which votes are taken at the Annual Meeting. No other securities are entitled to be voted at the Annual Meeting.

      The Company requests that you mark the accompanying proxy card to indicate your votes, sign and date it, and return it to the Company in the enclosed envelope. If your completed proxy card is received prior to or at the meeting, your shares will be voted in accordance with your voting instructions. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR the election of each of the Company's nominees as directors, FOR the approval of the IDEX Corporation Amended and Restated Stock Option Plan for Outside Directors, FOR the appointment of Deloitte & Touche LLP as auditors of the Company for 2000, and in the discretion of the proxy holders as to any other business which may properly come before the meeting. Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing at the meeting. The Company requests that all such written notices of revocation to the Company be addressed to Frank J. Notaro, Vice President-General Counsel and Secretary, IDEX Corporation, 630 Dundee Road, Suite 400, Northbrook, IL 60062.

      A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of outstanding shares of Common Stock of the Company present in person or represented by proxy will constitute a quorum. The Company will appoint election inspectors for the meeting to determine whether or not a quorum is present, and to tabulate votes cast by proxy or in person at the Annual Meeting. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote. The election inspectors will treat directions to withhold authority, abstentions and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal, because such broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) as present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. The election of directors requires a plurality vote, the approval of the IDEX Corporation Amended and Restated Stock Option Plan for Outside Directors requires a majority vote, and the approval of the appointment of Deloitte & Touche LLP as auditors of the Company for 2000 requires a majority vote, of the shares of Common Stock of the Company present in person or represented by proxy at the meeting. Directions to withhold authority will have no effect on the election of directors, because directors are elected by a plurality of votes cast. Abstentions will be treated as shares voted against approval of the IDEX Corporation Amended and Restated Stock Option Plan for Outside Directors, and against approval of the appointment of Deloitte & Touche LLP as auditors of the Company for 2000. Broker non-votes with respect to a particular proposal will have no effect on such proposal because they are not considered as present and entitled to vote with respect to that matter.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

      The Company's Restated Certificate of Incorporation, as amended, provides for a three-class Board, with one class being elected each year for a term of three years. In December 1999, Clifton S. Robbins resigned as a director of the Company. The vacancy created by Mr. Robbins' resignation from Class III has not yet been filled. As such, the Board of Directors currently consists of nine members, three of whom are Class II directors whose terms will expire at this year's Annual Meeting, three of whom are Class III directors whose terms will expire at the Annual Meeting to be held in 2001, and three of whom are Class I directors whose terms will expire at the Annual Meeting to be held in 2002.

      The Company's Board of Directors has nominated three persons for election as Class II directors to serve for a three-year term expiring at the Annual Meeting to be held in 2003 or upon the election and qualification of their successors. The three nominees of the Board of Directors are William H. Luers, George R. Roberts and Michael T. Tokarz, each of whom is currently serving as a director of the Company. The nominees and the directors serving in Class III and Class I whose terms expire in future years are listed below with brief statements setting forth their present principal occupations and other information, including directorships in other public companies.

      If for any reason any of the nominees for a Class II directorship is unavailable to serve, proxies solicited hereby may be voted for a substitute. The Board, however, expects all of the nominees to be available.

             THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                THE THREE NOMINEES IN CLASS II IDENTIFIED BELOW.

                           NOMINEES FOR DIRECTORSHIPS

CLASS II: NOMINEES FOR THREE-YEAR TERM

WILLIAM H. LUERS                                             Director since 1989
Chairman, Chief Executive Officer and President                           Age 70
United Nations Association

      Mr. Luers has been a director of the Company since June 2, 1989. Since February 1, 1999, Mr. Luers has been Chairman, Chief Executive Officer and President of the United Nations Association of the United States of America. From prior to 1995 until January 31, 1999, Mr. Luers was President of The Metropolitan Museum of Art in New York, New York. Mr. Luers is the Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors.

GEORGE R. ROBERTS                                            Director since 1988
Member                                                                    Age 56
Kohlberg Kravis Roberts & Co., L.L.C.

      Mr. Roberts has been a director of the Company since January 22, 1988. Since January 1996, he has been a managing member of Kohlberg Kravis Roberts & Co., L.L.C., a limited liability company which acts as the general partner of Kohlberg Kravis Roberts & Co., L.P. He has been a general partner of KKR Associates, L.P. since prior to 1995 and was a general partner of Kohlberg Kravis Roberts & Co., L.P. from prior to 1995 to December 1995. Mr. Roberts is a director of Accuride Corporation, Amphenol Corporation, Borden, Inc., The Boyds Collection, Ltd., Evenflo Company, Inc., KinderCare Learning Centers, Inc., KSL Recreation Corporation, Owens-Illinois, Inc., PRIMEDIA, Inc., Safeway, Inc., and Spalding Holdings Corporation. Mr. Roberts and Mr. Kravis are first cousins.

MICHAEL T. TOKARZ                                            Director since 1987
Member                                                                    Age 50
Kohlberg Kravis Roberts & Co., L.L.C.

      Mr. Tokarz has been a director of the Company since its organization in September 1987. Since January 1996, he has been a member of Kohlberg Kravis Roberts & Co., L.L.C., a limited liability company which acts as the general partner of Kohlberg Kravis Roberts & Co., L.P. He has been a general partner of KKR Associates, L.P. since prior to 1995 and was a general partner of Kohlberg Kravis Roberts & Co., L.P. from prior to 1995 to December 1995. Mr. Tokarz is a director of Evenflo Company, Inc., KSL Recreation Corporation, PRIMEDIA, Inc., Spalding Holdings Corporation and Walter Industries, Inc. Mr. Tokarz is a member of the Executive Committee of the Board of Directors.

                           OTHER INCUMBENT DIRECTORS

CLASS III: THREE-YEAR TERM EXPIRES IN 2001

FRANK J. HANSEN                                              Director since 1998
President and Chief Executive Officer                                     Age 58
IDEX Corporation

      Mr. Hansen was appointed President and Chief Operating Officer and a director of the Company by the Board of Directors on January 1, 1998. In connection with Mr. Boyce's retirement on March 31, 1999, Mr. Hansen assumed the title of Chief Executive Officer effective April 1, 1999. In November 1999, the Company announced Mr. Hansen's decision to retire when his replacement has been selected. Previously, Mr. Hansen served as Senior Vice President-Operations and Chief Operating Officer from prior to 1995 to December 1997. Mr. Hansen is a member of the Executive Committee and a member of the Pension and Retirement Committee of the Board of Directors. He is a director of Gardner Denver, Inc.

PAUL E. RAETHER                                              Director since 1988
Member                                                                    Age 53
Kohlberg Kravis Roberts & Co., L.L.C.

      Mr. Raether has been a director of the Company since January 22, 1988. Since January 1996, he has been a member of Kohlberg Kravis Roberts & Co., L.L.C., a limited liability company which acts as the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Raether has been a general partner of KKR Associates, L.P. since prior to 1995 and was a general partner of Kohlberg Kravis Roberts & Co., L.P. from prior to 1995 to December 1995. Mr. Raether is a director of Bruno's, Inc. and KSL Recreation Corporation.

NEIL A. SPRINGER                                             Director since 1990
Managing Director                                                         Age 61
Springer & Associates, L.L.C.

      Mr. Springer has been a director of the Company since February 27, 1990. He has been Managing Director of Springer & Associates, L.L.C. since prior to 1995. Mr. Springer is a director of CUNA Mutual Insurance Group, Dorsey Trailer, Inc. and Freightways Corporation. Mr. Springer is the Chairman of the Audit Committee and a member of the Compensation Committee and Executive Committee of the Board of Directors.

CLASS I: THREE-YEAR TERM EXPIRES IN 2002

DONALD N. BOYCE                                              Director since 1988
Chairman of the Board                                                     Age 61
IDEX Corporation

      Mr. Boyce was elected Chairman of the Board, President and Chief Executive Officer of the Company on January 22, 1988, the date of the Company's acquisition of its six original operating subsidiaries from Houdaille Industries, Inc. On January 1, 1998, Mr. Hansen assumed the title of President from Mr. Boyce with Mr. Boyce remaining as Chairman of the Board and Chief Executive Officer. In connection with Mr. Boyce's retirement on March 31, 1999, Mr. Hansen assumed the title of Chief Executive Officer effective April 1, 1999 with Mr. Boyce remaining as Chairman of the Board. Mr. Boyce is the Chairman of the Executive Committee of the Board of Directors. He is a director of United Dominion Industries, Ltd. and Walter Industries, Inc.

RICHARD E. HEATH                                             Director since 1989
Senior Partner                                                            Age 69
Hodgson, Russ, Andrews, Woods & Goodyear, LLP

      Mr. Heath has been a director of the Company since June 9, 1989. Mr. Heath has been a senior partner of the law firm Hodgson, Russ, Andrews, Woods & Goodyear, LLP since prior to 1995.

HENRY R. KRAVIS                                              Director since 1988
Member                                                                    Age 56
Kohlberg Kravis Roberts & Co., L.L.C.

      Mr. Kravis has been a director of the Company since January 22, 1988. Since January 1996, he has been a managing member of Kohlberg Kravis Roberts & Co., L.L.C., a limited liability company which acts as the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Kravis has been a general partner of KKR Associates, L.P. since prior to 1995 and was a general partner of Kohlberg Kravis Roberts & Co., L.P. from prior to 1995 to December 1995. Mr. Kravis is a director of Accuride Corporation, Amphenol Corporation, Borden, Inc., The Boyds Collection, Ltd., Evenflo Company, Inc., The Gillette Company, KinderCare Learning Centers, Inc., KSL Recreation Corporation, Owens-Illinois, Inc., PRIMEDIA, Inc., Regal Cinemas, Inc., Safeway, Inc., Sotheby's Holdings, Inc., Spalding Holdings Corporation, and TI Group plc. Mr. Kravis and Mr. Roberts are first cousins.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

      The Board of Directors has the ultimate authority for the management of the Company's business. The Board selects the Company's executive officers, delegates responsibilities for the conduct of the Company's operations to those officers, and monitors their performance. The Board of Directors held nine meetings during 1999.

      Important functions of the Board of Directors are performed by committees comprised of members of the Board. Subject to applicable provisions of the Company's By-Laws, the Board as a whole appoints the members of each committee each year at its first meeting following the annual shareholders' meeting. The Board may, at any time, appoint or remove committee members or change the authority or responsibility delegated to any committee. There are four regularly constituted committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee, and the Pension and Retirement Committee. The Company does not have a nominating committee or any regularly constituted committee performing the functions of such a committee.

      The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the Company between meetings of the Board of Directors, except that the Executive Committee may not fill vacancies on the Board, amend the Company's By-Laws or exercise certain other powers reserved to the Board or delegated to other Board committees. During 1999, the Executive Committee held two meetings.

      The Audit Committee recommends to the Board of Directors the firm of independent public accountants to audit the Company's financial statements each fiscal year, reviews with the independent auditors the general scope of this service, reviews the nature and extent of the non-audit services to be performed by the independent auditors, and consults with management on the activities of the Company's independent auditors and the Company's system of internal control. During 1999, the Audit Committee held two meetings.

      The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company. During 1999, the Compensation Committee held three meetings.

      The Pension and Retirement Committee makes recommendations to the Board of Directors with respect to the adoption or amendment of the Company's pension and retirement plans and reports to the Board with respect to the operation of such plans. During 1999, the Pension and Retirement Committee held four meetings.

      During 1999, each member of the Board of Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and of committees of the Board of which he was a member, except for Messrs. Kravis and Roberts.

CERTAIN INTERESTS

      Mr. Heath is a senior partner of the law firm of Hodgson, Russ, Andrews, Woods & Goodyear, LLP. Such firm is counsel to the Company on certain matters.

COMPENSATION OF DIRECTORS

      Non-management directors of the Company receive an annual fee for their services of $30,000. Under the Amended and Restated IDEX Corporation Directors Deferred Compensation Plan, directors are permitted to defer their compensation into an Interest-Bearing Account or into a Deferred Compensation Units Account as of the date that such compensation would otherwise be payable.

      The deferred compensation credited to the Interest-Bearing Account is adjusted on a quarterly basis with hypothetical earnings for the quarter equal to rates on U.S. government securities with 10 year maturities as of December 1 of the calendar year preceding the quarter for which the earnings were credited, plus 200 basis points. Amounts credited to the Interest-Bearing Account are compounded at least annually. The deferred compensation credited to the Deferred Compensation Units Account is converted into a number of Deferred Compensation Units by dividing the deferred compensation by the fair market value of the Company's Common Stock on the deferral date. In addition, the value of the dividends payable on shares of Common Stock are credited to the Deferred Compensation Units Account and converted into Deferred Compensation Units based on the number of Deferred Compensation Units on the dividend record date, and the fair market value of Common Stock on the dividend payment date.

      Until January of this year, Outside Directors received non-qualified stock options pursuant to the IDEX Corporation Stock Option Plan for Outside Directors (the "Directors' Plan"). Outside Directors are those individuals who are not (i) full-time employees of the Company or its subsidiaries or (ii) partners or full-time employees of either Kohlberg Kravis Roberts & Co., L.L.C. or KKR Associates, L.P. Under the terms of the Directors' Plan as originally adopted, no option may be granted after February 26, 2000. However, subject to the approval by the shareholders of the Company, as described below, the Board of Directors has approved the continuation of the Directors' Plan until April 19, 2009. The exercise price of each outstanding option is specified in such option, and is equal to the fair market value of a share of Common Stock on the date the option was granted, as determined under the Directors' Plan. The fair market value is based on the average closing price per share of Common Stock on the New York Stock Exchange during the 30-day period immediately preceding the date the option was granted. In the year ended December 31, 1999, each of Messrs. Heath, Luers and Springer received an option to purchase 4,500 shares of Common Stock at an exercise price of $26.49. On January 1, 2000, each of Messrs. Boyce, Heath, Luers and Springer received an option to purchase 4,500 shares of Common Stock at an exercise price of $28.27. The per share closing market price of the Common Stock on December 31, 1998 and on December 31, 1999 was $24.50 and $30.38, respectively. Upon exercise of any option, the purchase price of Common Stock may be paid either in cash, in shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price, or by delivery of an irrevocable commitment to use the proceeds for the sale of stock acquired from exercise of the option.

     PROPOSAL 2 -- APPROVAL OF IDEX STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

      The Board is submitting for shareholder approval the IDEX Corporation Amended and Restated Stock Option Plan for Outside Directors (the "Restated Directors' Plan"), which is an amendment, restatement and continuation of the Directors' Plan described above.

      As a significant number of shares were still available for grant of options under the Directors' Plan upon its originally scheduled expiration date, the Board of Directors on January 25, 2000, approved and adopted the Restated Directors' Plan, subject to approval by the shareholders of the Company. The purpose of the Restated Directors' Plan is to continue to provide additional incentives to Outside Directors, and to enable the Company to obtain and retain the services of the type of Outside Directors considered essential to the long-range success of the Company. The Restated Directors' Plan is reprinted in full at Exhibit A hereto.

      Under the Restated Directors' Plan, nonqualified stock options may be granted to Outside Directors to purchase in the aggregate up to 337,500 shares of Common Stock. If any option expires or is cancelled without having been fully exercised, the shares covered thereby may be subject to the grant of new options. For so long as the Restated Directors' Plan remains effective, except for each person who immediately prior to becoming an Outside Director, was either (i) a full-time employee of the Company or any of its subsidiaries or
(ii) a partner or full-time employee of either Kohlberg Kravis Roberts & Co, L.L.C. or KKR Associates, L.P., any person who becomes an Outside Director after April 19, 2000 will receive an option to purchase 6,750 shares of Common Stock. On the first regularly scheduled meeting of the Board of Directors held in January of each year, each Outside Director will receive an option to purchase 4,500 shares of Common Stock. The exercise price is specified in each option, and is equal to the fair market value of a share of Common Stock on the date the option is granted, as determined under the Restated Directors' Plan. The fair market value is based on the closing price per share of the Common Stock on the trading day preceding the date the option is granted. Upon exercise of any option, the purchase price of Common Stock may be paid either in cash, in shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price, or by delivery of an irrevocable commitment to use the proceeds for the sale of stock acquired from exercise of the option.

      Each option generally will become exercisable upon the first to occur of the following events: (i) the second anniversary of the date of the option grant; (ii) the optionee's becoming disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code); (iii) the time at which an optionee ceases to be a director because of his death or his retirement after attaining the age of sixty (60); or (iv) the occurrence of a Change in Control Event (as defined in the Restated Directors' Plan). Notwithstanding the above, options shall become exercisable only to the extent permitted by Rule 16b-3 of the Exchange Act. Except where a determination is made, after the optionee ceases to be a director, that such optionee was disabled at the time he or she ceased to be a director, no portion of an option that is unexercisable on the date an optionee ceased to be a director (for any reason) shall thereafter become exercisable.

      No option may be exercised by anyone after the first to occur of the following events: (i) ten years from the date the option was granted, (ii) one year from the date the optionee ceases to be a director for any reason other than retirement, provided that, if the optionee dies or becomes disabled during such one-year period, the option may be exercised for up to one year following the earlier of such optionee's death or disability, or (iii) if the optionee retires after attaining the age of sixty (60), three years following such retirement.

      The Compensation Committee, excluding any person who is not a disinterested person as defined under Rule 16b-3 of the Exchange Act, shall have the power to interpret the Restated Directors' Plan and the option agreement, to adopt such rules for the administration, interpretation and application of the Restated Directors' Plan as are consistent therewith, and to interpret, amend or revoke any such rules. No member of the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Restated Directors' Plan or any option. Generally options are not transferable except by will, the laws of descent and distribution, or by gift to immediate family members, trusts for their benefit or other entities owned solely by such family members (a "permitted transferee"). An option may be exercised only by the optionee or the permitted transferee (except in the case where the optionee or permitted transferee is disabled, in which case the optionee's or permitted transferee's guardian may exercise the option).

      In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the number and kind of shares covered by the Restated Directors' Plan and by each outstanding option, and the exercise price per share, shall be proportionately adjusted.

      Except in certain circumstances as enumerated in the Restated Directors' Plan, the Restated Directors' Plan may be amended or otherwise modified, suspended or terminated at any time. None of the amendment, suspension or termination of the Restated Directors' Plan shall, without the consent of the holder of any option, alter or impair any rights or obligations under options theretofore granted. No option may be granted during any period of suspension of the Restated Directors' Plan.

      Certain Federal Income Tax Consequences. The holder of an option will not recognize any income upon the grant of the option. Upon the exercise of an option, an optionee who (i) is not then subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act or (ii) is subject to such provisions but elects under Section 83(b) of the Internal Revenue Code to recognize income immediately upon such exercise will realize compensation taxable as ordinary income in the amount by which the fair market value of the shares acquired pursuant to the option exercise on the date thereof exceeds the option exercise price for such shares. Because of such income recognition, such optionee's basis (for regular income tax purposes) in the shares so acquired will be equal to the fair market value of such shares on the date such option is exercised. An optionee who is subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act and does not elect under Section 83(b) of the Internal Revenue Code to recognize income immediately upon such exercise will realize compensation taxable as ordinary income only upon the lapse of the six-month period after exercise of his or her option (or upon no longer being subject to such recapture provisions, if earlier) (the "Recapture Lapse Date") in the amount by which the fair market value of the shares acquired pursuant to the option exercise on the Recapture Lapse Date exceeds the option exercise price for such shares. Because of such income recognition, such optionee's basis (for regular income tax purposes) in the shares so acquired generally will be equal to the fair market value of such shares on the Recapture Lapse Date.

      The sale of shares of Common Stock acquired upon exercise of an option will be a taxable event. Any gain (or loss) resulting from such a sale will be taxed as long-term or short-term capital gain (or loss), depending on the optionee's holding period, if the shares are a capital asset in the hands of the optionee.

      The Company generally will be entitled to a federal income tax deduction in connection with the exercise of an option in the same amount that is taxable to the optionee as ordinary compensation income.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE IDEX CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN FOR OUTSIDE DIRECTORS.

                       COMPENSATION OF EXECUTIVE OFFICERS

      In March 1999, in connection with the retirement of Donald N. Boyce on March 31, 1999, the Board of Directors named Frank J. Hansen Chief Executive Officer effective April 1, 1999. In November 1999, the Company announced Mr. Hansen's decision to retire. Mr. Hansen will continue to serve as Chief Executive Officer and President until his successor is named.

SUMMARY COMPENSATION TABLE

      The total compensation paid to the Company's Chief Executive Officer and the Company's four highest compensated executive officers other than the Chief Executive Officer for services rendered to the Company in 1999, 1998 and 1997 is summarized as follows:

                                                                                  LONG-TERM COMPENSATION
                                               ANNUAL COMPENSATION(1)       -----------------------------------
                                           ------------------------------                  SHARES
                                                                  OTHER     RESTRICTED   UNDERLYING   LONG-TERM
                                                                  ANNUAL      STOCK       OPTIONS     INCENTIVE      ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR    SALARY     BONUS     COMP.(2)     AWARDS      GRANTED      PAYOUTS    COMPENSATION(3)
---------------------------         ----    ------     -----     --------   ----------   ----------   ---------   ---------------
Donald N. Boyce(4)................  1999   $124,000   $ 99,200      $0          $0         42,000        $0         $1,223,432
  Chairman of the Board...........  1998    470,000    414,000       0           0         42,000         0              3,640
  and Chief Executive Officer.....  1997    445,000    445,000       0           0         42,000         0              3,490
Frank J. Hansen(5)................  1999    412,500    293,300       0           0        100,000         0              3,640
  President.......................  1998    310,000    255,800       0           0         35,000         0              3,640
  and Chief Executive Officer.....  1997    210,800    176,500       0           0         30,000         0              3,490
Wayne P. Sayatovic................  1999    220,000    128,700       0           0         24,000         0              3,640
  Senior Vice President-Finance...  1998    209,000    149,500       0           0         24,000         0              3,640
  and Chief Financial Officer.....  1997    198,500    161,300       0           0         24,000         0              3,490
David T. Windmuller(6)............  1999    210,000    117,200       0           0         18,000         0              3,640
  Vice President -- Operations....  1998    200,000    136,400       0           0         18,000         0              3,640
James R. Fluharty.................  1999    194,000    141,000       0           0         12,500         0              3,640
  Vice President -- Corporate.....  1998    185,000    127,900       0           0         12,500         0              3,640
  Marketing and Group Executive...  1997    180,137    111,800       0           0         12,500         0              3,490
Rodney L. Usher...................  1999    195,000    102,800       0           0         15,000         0              3,640
  Vice President -- Group
    Executive.....................  1998    183,000    122,600       0           0         15,000         0              3,640
                                    1997    168,250    127,900       0           0         15,000         0              3,490

---------------

(1) Includes amounts earned in fiscal year, whether or not deferred.

(2) The value of perquisites provided to these individuals did not exceed the lesser of $50,000 or 10% of base salary plus bonus.

(3) Includes $957,292 paid to Mr. Boyce upon retirement in accordance with his employment contract, $262,500 paid under a Consulting Agreement dated April 1, 1999 between Mr. Boyce and the Company and $3,640 representing Company matching contributions to Savings Plan individual account. For all named officers other than Mr. Boyce, amount represents Company matching contributions to Savings Plan individual accounts.

(4) Mr. Boyce served as Chief Executive Officer from January 1, 1999 to March 31, 1999.

(5) Mr. Hansen served as Chief Executive Officer from April 1, 1999 to December 31, 1999.

(6) Mr. Windmuller was appointed an executive officer of the Company in 1998.

OPTION GRANTS IN 1999

      The following tables set forth certain information with respect to options granted in 1999 to the Company's Chief Executive Officer and the Company's four highest compensated officers other than the Chief Executive Officer.

                                                                INDIVIDUAL GRANTS
                                               ---------------------------------------------------    POTENTIAL REALIZABLE
                                               NUMBER OF      % OF TOTAL                                VALUE AT ASSUMED
                                                 SHARES        OPTIONS                                RATES OF STOCK PRICE
                                               UNDERLYING      GRANTED                               APPRECIATION FOR OPTION
                                                OPTIONS      TO EMPLOYEES    EXERCISE   EXPIRATION   -----------------------
                    NAME                        GRANTED     IN FISCAL YEAR    PRICE        DATE          5%          10%
                    ----                       ----------   --------------   --------   ----------       --          ---
Donald N. Boyce..............................    42,000           6.6%        $24.75     03/23/09    $  654,780   $1,661,520
Frank J. Hansen..............................   100,000          15.8          24.75     03/23/09     1,559,000    3,956,000
Wayne P. Sayatovic...........................    24,000           3.8          24.75     03/23/09       374,160      949,440
David T. Windmuller..........................    18,000           2.8          24.75     03/23/09       280,620      712,080
James R. Fluharty............................    12,500           2.0          24.75     03/23/09       194,875      494,500
Rodney L. Usher..............................    15,000           2.4          24.75     03/23/09       233,850      593,400

OPTION EXERCISES AND YEAR-END VALUES

                                                                           NUMBER OF
                                                                            SHARES                 VALUE OF UNEXERCISED,
                                          NUMBER OF                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                           SHARES                 OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END(1)
                                         ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                                      EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                     -----------   --------   -----------   -------------   -----------   -------------
Donald N. Boyce........................       0          $ 0        357,750              0      $3,468,781      $      0
Frank J. Hansen........................       0            0        112,398        158,353       1,305,426       744,599
Wayne P. Sayatovic.....................       0            0         98,775         67,725       1,211,197       282,179
David T. Windmuller....................       0            0         27,548         41,153         288,529       153,477
James R. Fluharty......................       0            0         10,200         31,800          29,043       104,595
Rodney L. Usher........................       0            0         32,760         39,240         354,553       143,955

---------------

(1) Calculated using closing stock price on December 31, 1999 of $30.375.

PENSION AND RETIREMENT PLANS

      Certain employees of IDEX, including the executive officers and certain hourly employees, are covered under the IDEX Corporation Retirement Plan (the "Retirement Plan"). The Company and the other sponsoring subsidiaries are required to make an annual contribution to the Retirement Plan in such amounts as are actuarially required to fund the benefits of the participants. The Retirement Plan is an ongoing "career average" plan that provides a level of benefit based on a participant's compensation for a year, historically with periodic updates to average compensation over a fixed five-year period. Under the Retirement Plan, participants are entitled to receive an annual benefit on retirement equal to the sum of the benefit earned through 1995 using the five-year average compensation of a participant through 1995, plus the benefit earned under the current formula for each year of employment after 1995. For each year of participation through 1995, a participant earns a benefit equal to 1.25% of the first $16,800 of such average compensation through 1995, and 1.65% of such compensation in excess of $16,800. Beginning January 1, 1996, the benefit earned equals the sum of 1.6% of the first $16,800 of each year's total compensation, and 2.0% for such compensation in excess of $16,800 for each full year of service credited after 1995. As required by law, compensation counted for purposes of determining this benefit is limited. For all participants in the Retirement Plan, the normal form of retirement benefit is payable in the form of a life annuity with five years of payments guaranteed. Other optional forms of benefits are available.

      In connection with his retirement on March 31, 1999, Mr. Boyce elected to receive a lump sum payment representing the actuarially determined net present value of his accrued monthly benefit earned under the Company's Retirement Plan. As of December 31, 1999, the total accrued monthly benefit under the Retirement Plan for Messrs. Hansen, Sayatovic, Windmuller, Fluharty and Usher was $5,159, $3,938, $2,947, $1,773 and $4,004, respectively. Assuming projected earnings in 2000 of $733,300, $360,200, $336,200, $343,500 and $307,800 for Messrs. Hansen,
Sayatovic, Windmuller, Fluharty and Usher, respectively, and that such earnings remain level until each person reaches age 65, the projected monthly benefit for Messrs. Hansen, Sayatovic, Windmuller, Fluharty and Usher under the Retirement Plan would be $7,020, $7,039, $9,289, $4,273 and $6,967, respectively, upon retirement at age 65.

      Pursuant to the Company's Supplemental Executive Retirement Plan (the "SERP"), employees of the Company are entitled to retirement benefits to compensate for any reduction in benefits under the Retirement Plan arising from the maximum benefit limitations under Sections 401 and 415 of the Internal Revenue Code of 1986, as amended. In connection with his retirement on March 31, 1999, Mr. Boyce elected to receive a lump sum payment representing the actuarially determined net present value of his accrued monthly benefit earned under the SERP. Based on the above assumptions, the projected monthly benefit at age 65 for Messrs. Hansen, Sayatovic, Windmuller, Fluharty and Usher under the Company's SERP would be $11,367, $10,067, $7,435, $3,148 and $4,880, respectively.

EXECUTIVE EMPLOYMENT AGREEMENTS

      The Company has entered into an employment agreement with Mr. Hansen. The employment agreement with Mr. Hansen became effective on August 1, 1994 and was most recently amended in November 1999. The agreement provides for an initial term ending December 31, 2001, and for successive 12-month periods thereafter. Mr. Hansen's annual base salary for 2000 is $440,000. His annual bonus is determined by the Board of Directors. However, Mr. Hansen's target bonus must equal at least 80% of his base salary as of the end of the fiscal period for which the bonus is calculated. If Mr. Hansen becomes disabled or dies during the period of his full employment, he, his wife if she survives him or, if she does not survive him, his estate will receive his base salary as then in effect for a period of 18 months commencing on the first day of the month immediately following the date of his disability or death, and a full year's bonus at no less than his target amount. In addition, if Mr. Hansen becomes disabled and ceases to be employed by the Company, he will be entitled to receive an 18-month continuance of fringe benefits. Upon Mr. Hansen's retirement, he will receive continuing salary payments and fringe benefits for a period of 24 months, and a full year's bonus at no less than his target amount. Such continuing salary payments will continue to be paid to Mr. Hansen's wife if she survives him or, if she does not survive him, his estate, if he dies before the payments are complete. When such continuing salary payments cease, Mr. Hansen will be entitled to receive a supplemental retirement benefit for three-years (subject to an annual cost of living adjustment) equal to 40% of his maximum annual base salary in effect at any time during the term of his employment agreement, such payments to commence after all other salary continuation payments have been paid. He will also be entitled to receive a supplemental retirement benefit equal to 20% of his maximum annual base salary for the remainder of his life (subject to an annual cost of living adjustment) commencing upon completion of payment of the 40% benefit. The 20% supplemental retirement benefit referred to in the preceding sentence may, under certain circumstances on Mr. Hansen's death, be paid to his wife in the form of an actuarially equivalent joint and 50% surviving spouse annuity. The agreement provides for reimbursement of all medical, hospitalization, dental and similar benefits and expenses for Mr. Hansen and his wife and dependents continuing for the longer of his life or his wife's life. Reimbursements for medical expenses for Mr. Hansen will be reduced, until he attains age 59, to the extent reimbursement is available from other programs sponsored by subsequent employers.

      The Company has entered into an employment agreement with Mr. Sayatovic. The employment agreement with Mr. Sayatovic became effective on March 1, 1988. The agreement was most recently amended and restated on November 22, 1996. The agreement provides for an initial three-year term, and successive 12-month periods thereafter. Mr. Sayatovic's annual base salary for 2000 is $231,500, subject to annual review and adjustment. If Mr. Sayatovic's employment is terminated by the Company, he will be entitled to receive continuing salary payments and fringe benefits for 24 months. Such payments will continue to Mr. Sayatovic's wife if she survives him or, if she does not survive him, his estate, if he dies before the payments are complete. Mr. Sayatovic will receive a bonus of not less than his target amount for the entire year in the event he becomes disabled or dies, or if his employment is terminated by the Company. The agreement provides for reimbursement of all medical, hospitalization, dental and similar benefits and expenses for Mr. Sayatovic, his wife and dependents during the term of his employment with the Company and for the longer of his life or his wife's life if he remains employed by the Company until his 55th birthday, if he dies, or if he becomes disabled while employed by the Company, or if he ceases to be employed at any time following an acquisition of the Company. Reimbursements for medical expenses for Mr. Sayatovic will be reduced until he attains age 59 to the extent reimbursement is available from other programs sponsored by subsequent employers. Also, should Mr. Sayatovic terminate his employment prior to age 55 following an acquisition of the Company, reimbursements for medical expenses will be reduced until age 55 to the extent reimbursement is available from subsequent employers.

      Each employment agreement provides for payment of the 20% golden parachute excise tax, increased for taxes due on the payment, in the event that the Internal Revenue Service determines any such taxes to be payable due to a change in control. Each employment agreement also provides for the payment of pension benefits equal to the amount each executive is entitled to receive under the SERP as currently in effect, to the extent not paid by the SERP.

      The Company has entered into agreements with each of Messrs. Sayatovic, Windmuller, Fluharty and Usher providing for two years' compensation and fringe benefits in the event they are actually or constructively terminated without cause within two years following a change in the Chief Executive Officer. Additionally, certain policies that the Company has in place could provide similar and, perhaps, greater benefits to Messrs. Sayatovic, Windmuller, Fluharty and Usher in the event they are actually or constructively terminated without cause within two years following a change of control.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors of the Company reviews and approves base salary, annual management incentive compensation, and long-term incentive awards for all corporate officers and business unit presidents, with the objective of attracting and retaining individuals of the necessary quality and stature to operate the business. The Committee considers individual contributions, performance against strategic goals and directions, and industry-wide pay practices in determining the levels of base compensation for key executives. In addition, key executives participate in the annual Management Incentive Compensation Plan described below, and they receive awards under the Company's long-term incentive plan, which takes the form of a stock option plan tied directly to the market value of the Company's common stock.

      The Management Incentive Compensation Plan provides for payment of annual bonuses based upon performance of the business units of the Company. Individual target bonus percentages are based on base salaries and levels of responsibility. Actual awards are set as a percentage of target based upon meeting certain quantitative performance criteria set each year in connection with the annual business planning process, and rankings assigned to certain qualitative criteria measuring performance against long-term objectives. The quantitative and qualitative components of the plan each receive a 50% weighting in determining the total bonus. Actual payouts under the plan since the Company was formed in 1988 have ranged from 60% of target to 170% of target. The Committee believes that this plan is properly leveraged relative to performance of the Company and its business units, and that the Company's performance has been excellent relative to its peer group. This performance differential is seen in the Company's operating profit margins, cash flow generation capabilities, disciplined acquisition program, and stock market performance, among other factors.

      The Committee believes that both the annual bonus plan and the long-term incentive plan align the interests of management with the shareholders and focus the attention of management on the long-term success of the Company. A significant portion of the executives' compensation is at risk, based on the financial performance of the Company and the value of the Company's stock in the marketplace.

      The Committee sets compensation of the Company's Chief Executive Officer annually based on Company performance, his performance, and prevailing market conditions, and it is then approved by the Board of Directors. Frank J. Hansen has a personal stake in the Company through the ownership by him and his wife of 17,905 shares of Common Stock of the Company. He also has options to acquire an additional 270,751 shares of Common Stock. With this sizeable ownership position, a very large percentage of Mr. Hansen's personal net worth is tied directly to the Company's performance.

      Annual bonuses paid to Mr. Hansen are based on the Company's performance and are made under the same Management Incentive Compensation Plan used for all other Company executives. For the year 1999, Mr. Hansen's target bonus was set at 75% of his base pay for the period January 1, 1999 through March 31, 1999, and 80% of his base pay for the remainder of the year. Mr. Hansen's actual bonus as a percent of target is generally set at the average percentage of target paid to the other plan participants at the various business units. For the year 1999, Mr. Hansen and the other senior executives at the corporate level received bonuses ranging from 90% to 127% of the target amount, which in Mr. Hansen's case was 90% of the target amount or 71% of his blended base pay. His actual bonus is comparable to those earned by his peers for comparable performance.

      Section 162(m) of the Internal Revenue Code limits to $1 million in a taxable year the deduction publicly held companies may claim for compensation paid to executive officers, unless certain requirements are met. The Committee has reviewed this provision and has concluded that the Company is not currently impacted by Section 162(m) because compensation paid to any executive officer does not exceed $1 million. Accordingly, no changes to any of the compensation plans are contemplated at this time.

                                         William H. Luers, Chairman
                                         Neil A. Springer

                         COMMON STOCK PERFORMANCE GRAPH

      The following table compares total shareholder returns over the last five years to the Standard & Poor's (the "S&P") 500 Index, the S&P Manufacturing-Diversified Industrials Index and the Russell 2000 Index assuming the value of the investment in IDEX Common Stock and each index was $100 on December 31, 1994. Total return values for IDEX Common Stock, the S&P 500 Index, S&P Manufacturing-Diversified Industrials and the Russell 2000 Index were calculated on cumulative total return values assuming reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                                                                                        MANU-DIVERSIFIED
                                             IDEX CORP            S&P 500 INDEX           INDUSTRIALS         RUSSELL 2000 INDEX
                                             ---------            -------------         ----------------      ------------------
12/94                                          100.00                 100.00                 100.00                 100.00
12/95                                          147.01                 137.55                 140.82                 128.44
12/96                                          146.44                 169.11                 194.11                 149.62
12/97                                          195.28                 225.52                 231.14                 183.09
12/98                                          139.63                 289.96                 283.56                 178.99
12/99                                          176.96                 350.63                 317.56                 217.22

----------------------------------------------------------------------------------------------------------------
                                                    12/94     12/95     12/96     12/97     12/98     12/99
----------------------------------------------------------------------------------------------------------------
 IDEX CORPORATION                                  $100.00   $147.01   $146.44   $195.28   $139.63   $176.96
----------------------------------------------------------------------------------------------------------------
 S&P 500 INDEX                                      100.00    137.55    169.11    225.52    289.96    350.63
----------------------------------------------------------------------------------------------------------------
 MANU-DIVERSIFIED INDUSTRIALS                       100.00    140.82    194.11    231.14    283.56    317.56
----------------------------------------------------------------------------------------------------------------
 RUSSELL 2000 INDEX                                 100.00    128.44    149.62    183.09    178.99    217.22
----------------------------------------------------------------------------------------------------------------

                               SECURITY OWNERSHIP

      The following table furnishes information, as of December 31, 1999, with respect to the shares of Common Stock beneficially owned by (i) each director and nominee for director, (ii) each officer named in the Summary Compensation Table, (iii) directors, nominees and executive officers of the Company as a group, and (iv) any person who is known by the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock of the Company. Except as indicated by the notes to the following table the holders listed below have sole voting power and investment power over the shares beneficially held by them. An * indicates ownership of less than one percent of the outstanding Common Stock.

                                                NUMBER OF
                                                  SHARES
             NAME AND ADDRESS OF               BENEFICIALLY
              BENEFICIAL OWNER                    OWNED       PERCENT OF CLASS
             -------------------               ------------   ----------------
Directors and Nominees
(Other than Executive Officers):
  Richard E. Heath(1)(2)                           43,060              *
  William H. Luers(2)                              38,700              *
  Neil A. Springer(2)                              38,250              *
  Michael T. Tokarz(3)                             45,000              *
Executive Officers:
  Donald N. Boyce(4)                              889,904            2.9
  Frank J. Hansen(5)                              130,303              *
  Wayne P. Sayatovic(6)                           398,425            1.3
  David T. Windmuller(7)                           29,350              *
  James R. Fluharty(7)                             22,933              *
  Rodney L. Usher                                  49,674              *
Directors, Nominees and All                     1,986,343            6.5
Executive Officers as a Group
  (19 persons excluding shares
  owned by KKR Associates)(3)(8)
Other Principal Beneficial Owners:
  KKR Associates, L.P.(3)                       8,753,592           28.7
  9 West 57th Street
  New York, NY 10018
     Henry R. Kravis
     Paul E. Raether
     George R. Roberts
     Michael T. Tokarz
  Ariel Capital Management, Inc.(9)             3,137,580           10.3
  307 North Michigan Avenue, Suite 500
  Chicago, IL 60601
  Mario J. Gabelli(10)                          3,012,832            9.9
  GAMCO Investors, Inc.
  Gabelli & Company, Inc.
  655 Third Avenue
  New York, NY 10017
  Fidelity Investments(11)                      1,566,350            5.1
  82 Devonshire Street
  Boston, MA 02109

 (1) Includes 4,500 shares which are owned by various family trusts as to which Mr. Heath is a co-trustee of each trust and 310 shares which are owned by Mr. Heath's wife.

 (2) Includes for each of Messrs. Heath, Luers and Springer 38,250 shares under option which are eligible for exercise under the IDEX Corporation Stock Option Plan for Outside Directors.

 (3) Shares of Common Stock shown as owned by KKR Associates, L.P. are owned of record by two partnerships, KKR Associates, L.P. and IDEX Associates, L.P. IDEX Associates, L.P. is a limited partnership of which KKR Associates, L.P. is the sole general partner and possesses sole voting and investment power. KKR Associates, L.P. is a limited partnership of which Messrs. Kravis, Roberts, Raether and Tokarz (each of whom is a director of the Company) and Messrs. Edward A. Gilhuly, Perry Golkin, James H. Greene, Jr., Robert I. MacDonnell, Michael W. Michelson and Scott M. Stuart are general partners. Such persons may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR Associates, L.P. All of the foregoing persons disclaim beneficial ownership of any shares of the Company listed above as beneficially owned by KKR Associates, L.P.

 (4) Includes 355,500 shares owned by Mr. Boyce's wife as to which Mrs. Boyce has sole investment power and as to which Mr. Boyce has sole voting power over 351,000 of such shares; 45,000 shares held in separate trusts as to which Mrs. Boyce is the trustee for the benefit of Mr. and Mrs. Boyce's children; 59,500 shares held by The Boyce Family Foundation; and 357,750 shares which are eligible for exercise under the Officer Option Plan.

 (5) Includes 17,905 shares which are owned directly by Mr. Hansen's wife and 112,398 shares which are eligible for exercise under the Officer Option Plan.

 (6) Includes 45,000 shares which are owned directly by Mr. Sayatovic's wife; 6,750 shares which are owned by Mrs. Sayatovic as custodian for their children; and 98,775 shares which are eligible for exercise under the Officer Option Plan.

 (7) Includes 27,548, 10,200 and 32,760 shares which are eligible for exercise under the Company's Stock Option Plan for Non-Officer Key Employees and the Officer Option Plan, for Messrs. Windmuller, Fluharty and Usher, respectively.

 (8) Includes 114,750 shares under option which are eligible for exercise under the IDEX Corporation Stock Option Plan for Outside Directors, 694,733 shares under option which are eligible for exercise under the Officer Option Plan, and 101,843 shares under option which are eligible for exercise under the Stock Option Plan for Non-Officer Key Employees.

 (9) Based on information in Schedule 13G filed by Ariel Capital Management, Inc. with respect to Common Stock owned by Ariel Capital Management, Inc. and certain other entities which Ariel Capital Management, Inc. directly or indirectly controls or for which Ariel Capital Management, Inc. is an investment advisor on a discretionary basis. IDEX has not attempted to verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G.

(10) Based on information in Schedule 13D, as amended, filed by Mario J. Gabelli, GAMCO Investors, Inc. ("GAMCO") and Gabelli Funds, LLC ("Gabelli Funds"), with respect to Common Stock owned by GAMCO, Gabelli Funds and certain other entities which Mr. Gabelli directly or indirectly controls and for which he acts as chief investment officer. IDEX has not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13D, as amended.

(11) Based on information in Schedule 13G filed by Fidelity Investments with respect to Common Stock owned by certain portfolios for which Fidelity Investments is an investment advisor on a discretionary basis. IDEX has not attempted to verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G.

                       PROPOSAL 3 -- APPROVAL OF AUDITORS

      The Board of Directors, upon the recommendation of the Audit Committee, has recommended the selection of Deloitte & Touche LLP as the Company's independent auditors for 2000. Representatives of Deloitte & Touche LLP will attend the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

      THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2000.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% shareholders were met during the year ended December 31, 1999.

     SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2000 ANNUAL MEETING

      A shareholder desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting must deliver the proposal so that it is received by the Company no later than October 26, 2000. The Company requests that all such proposals be addressed to Frank J. Notaro, Vice President-General Counsel and Secretary, IDEX Corporation, 630 Dundee Road, Suite 400, Northbrook, Illinois 60062, and mailed by certified mail, return receipt requested. In addition, the Company's By-Laws require that notice of shareholder nominations for directors and related information be received by the Secretary of the Company not later than 60 days before the anniversary of the 2000 Annual Meeting which, for the 2001 Annual Meeting, will be February 19, 2001.

                                 OTHER BUSINESS

      The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.

                                         By Order of the Board of Directors,

                                         FRANK J. NOTARO
                                         Vice President-General Counsel
                                         and Secretary

March 10, 2000
Northbrook, Illinois

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY SENDING A WRITTEN REQUEST THEREFOR TO WAYNE P. SAYATOVIC, SENIOR VICE PRESIDENT-FINANCE AND CHIEF FINANCIAL OFFICER, IDEX CORPORATION, 630 DUNDEE ROAD, SUITE 400, NORTHBROOK, ILLINOIS 60062.

                                                                       EXHIBIT A

          AMENDED AND RESTATED STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

      IDEX Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), adopted the IDEX Corporation Stock Option Plan For Outside Directors (the "Plan") effective April 24, 1990. The original purposes of the Plan were as follows:

          (1) To further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to Outside Directors (as defined below), by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

          (2) To enable the Company to obtain and retain the services of the type of Outside Directors considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company under options.

      Under the original terms of the Plan, no options could be granted more than ten years after its adoption by the Board (as defined below). As a significant number of shares were still available for grant of options under the Plan upon the original expiration date of the Plan, it is in the best interest of the Company to continue the Plan and the grant of options to Outside Directors thereunder. Therefore, the following constitutes an amendment, restatement, continuation and extension of the Plan beyond its original term, effective upon approval of this IDEX Corporation Amended and Restated Stock Option Plan for Outside Directors by the stockholders of the Company, as provided in Section 7.3 hereof.

                                   ARTICLE I

                                  DEFINITIONS

      Whenever the following terms are used in the Plan, they shall have the meanings specified below.

      Board -- the Board of Directors of the Company.

      Change in Control Event -- a "Change of Control Event" shall mean the occurrence of (a) any transaction or series of transactions which within a 12-month period constitute a change of management or control where (i) at least 51 percent of the then outstanding shares of Common Stock are (for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof) redeemed by the Company or purchased by any person(s), firm(s) or entity(ies), or exchanged for shares in any other corporation whether or not affiliated with the Company, or any combination of such redemption, purchase or exchange, or (ii) at least 51 percent of the Company's assets are purchased by any person(s), firm(s) or entity(ies) whether or not affiliated with the Company for cash, property (including, without limitation, stock in any corporation) or indebtedness or any combination thereof, or (iii) the Company is merged or consolidated with another corporation regardless of whether the Company is the survivor (except any such transaction solely for the purpose of changing the Company's domicile or which does not change the ultimate beneficial ownership of the equity interests in the Company), or (b) any substantial equivalent of any such redemption, purchase, exchange, change, transaction or series of transactions, acquisition, merger or consolidation constituting such a change of management or control. For purposes hereof, the term "control" shall have the meaning ascribed thereto under the Exchange Act and the regulations thereunder, and the term "management" shall mean the chief executive officer of the Company. For purposes of clause (a)(ii) above or as appropriate for purposes of clause (b) above, the Company shall be deemed to include on a consolidated basis all subsidiaries and other affiliated corporations or other entities with the same effect as if they were divisions.

      Code -- the Internal Revenue Code of 1986, as amended.

      Committee -- a committee consisting of each member of the Compensation Committee of the Board who is then a disinterested person within the meaning of Rule 16b-3.

      Common Stock -- the Company's Common Stock, par value $.01 per share.

      Company -- IDEX Corporation and any corporation assuming, or issuing new stock options in substitution for, Options.

      Director -- a member of the Board.

      Exchange Act -- the Securities Exchange Act of 1934, as amended.

      Fair Market Value -- the "Fair Market Value" of a share of Common Stock as of a given date shall be: (i) if Common Stock is traded on an exchange then the closing price of a share of Common Stock as reported in the Wall Street Journal for the first trading date immediate prior to such date during which a sale occurred; or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor or other quotation system, (x) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (y) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

      Officer -- the President, any Vice President, the Secretary or any Assistant Secretary of the Company.

      Option -- an option to purchase Common Stock granted under the Plan, which option shall not constitute an option that meets the requirements of Section 422 of the Code.

      Optionee -- an Outside Director to whom an Option is granted under the Plan.

      Outside Director -- a Director who is not then (i) a full-time employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or of any corporation that is then a Parent Corporation or a Subsidiary or (ii) a general partner, limited partner or full-time employee of either KKR Associates, L.P. or Kohlberg Kravis Roberts & Co., L.L.C.

      Parent Corporation -- any corporation that owns, directly or indirectly, more than 50% of the voting power of the shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of Directors.

      Retirement -- the Termination of Service on or after the date the Director attains age sixty (60).

      Rule 16b-3 -- that certain Rule 16b-3, as such rule is then in effect, that has been adopted by the Securities and Exchange Commission under the Exchange Act, or any replacement rule adopted thereunder.

      Secretary -- the Secretary of the Company.

      Securities Act -- the Securities Act of 1933, as amended.

      Subsidiary -- any corporation of which more than 50% of the total voting power of the shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is owned, directly or indirectly, by the Company.

      Termination of Service -- the effective time at which a person serving as a Director ceases to be a member of the Board for any reason.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

SECTION 2.1 -- SHARES SUBJECT TO PLAN

      The shares of stock subject to Options shall be shares of the Company's Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 337,500(1).

SECTION 2.2 -- UNEXERCISED OPTIONS

      If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option, but as to which such Option was not exercised prior to its expiration or cancellation, may again be optioned hereunder, subject to the limitations of Section 2.1.

SECTION 2.3 -- CHANGES IN COMPANY'S SHARES

      In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitation in Section 2.1 on the maximum number and kind of shares which may be issued upon exercise of Options. In the event of an adjustment contemplated by this Section 2.3 in any outstanding Options, the Committee shall make an appropriate and equitable adjustment to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in any outstanding Options shall be made without change in the total price applicable to the option or the unexercised portion of any Option (except for any change in the aggregate price resulting from rounding off or share quantities or prices) and with any necessary corresponding adjustment in the Option price per share. In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon Fair Market Value, the Committee may in its discretion make an appropriate and equitable adjustment to the Option exercise price to reflect such diminution. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

---------------

(1) Reflects 3 for 2 stock splits occurring on January 31, 1995 and January 31, 1997.

                                  ARTICLE III

                              GRANTING OF OPTIONS

SECTION 3.1 -- ELIGIBILITY

      Any person who (a) is an Outside Director on January 1, 2000 or (b) thereafter becomes an Outside Director shall be granted Options under Section 3.2.

SECTION 3.2 -- GRANTING OF OPTIONS

          (a) Subject to Section 2.1, Options shall be granted as follows:

             (i) Each person who first becomes an Outside Director between January 1, 2000 and April 18, 2000 shall receive, on the date that this Plan is approved by the Company's stockholders in accordance with
        Section 7.3, an Option to purchase 6,750 shares of Common Stock;

             (ii) Each person who first becomes an Outside Director on or after April 19, 2000 shall receive, as of the date on which such person first becomes an Outside Director, an Option to purchase 6,750 shares of Common Stock; provided, however, that each person who, immediately prior to becoming an Outside Director, was either (i) a full-time employee of the Company or any of its subsidiaries or (ii) a partner or full-time employee of either Kohlberg Kravis Roberts & Co, L.L.C. or KKR Associates, L.P., shall not receive such an option; and

             (iii) On the date of the first regularly scheduled meeting of the Board held in January of each year, commencing with the meeting held in January 2001, any person who is an Outside Director on such date shall receive an Option to purchase 4,500 shares of Common Stock.

          (b) The Committee shall instruct the Secretary or other authorized Officer to execute and deliver a stock option agreement (described in Section 4.1) to each person who becomes entitled to an Option under Section 3.2(a).

                                   ARTICLE IV

                                TERMS OF OPTIONS

SECTION 4.1 -- OPTION AGREEMENT

      Each Option shall be evidenced by a written stock option agreement, which shall be executed by the Optionee and an authorized Officer and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

SECTION 4.2 -- OPTION PRICE

      The price of the shares subject to each Option shall be the Fair Market Value of such shares on the date such Option is granted.

SECTION 4.3 -- COMMENCEMENT OF EXERCISABILITY

          (a) Subject to the provisions of Sections 4.3(b) and 4.3(c), each Option shall become fully vested and exercisable upon the first to occur of the following events:

             (i) the second anniversary of the date of such Option grant;

             (ii) the Optionee's becoming disabled (within the meaning of Section 22(e)(3) of the Code);

             (iii) the Optionee's Termination of Service because of his death or his Retirement; or

             (iv) the occurrence of a Change in Control Event.

          (b) Notwithstanding the provisions of Section 4.3(a), no Option shall be exercisable in a manner that would disqualify the Plan from satisfying the requirements of Rule 16b-3, and, to the extent necessary, no Option shall be exercisable for at least 6 months (or such other period as may be specified in such Rule) after the date such Option is granted.

          (c) Except in the event of the subsequent determination of disability, at the time of Termination of Service under subsection 4.3(a)(ii), no portion of an Option that is unexercisable on the date of the Optionee's Termination of Service shall thereafter become exercisable.

SECTION 4.4 -- EXPIRATION OF OPTIONS

      No Option may be exercised to any extent by anyone after the first to occur of the following events:

          (a) the expiration of ten years from the date the Option was granted;

          (b) the expiration of one year from the date of the Optionee's Termination of Service for any reason other than Retirement; provided, however, that Section 4.4(d) shall apply if the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the expiration of such one-year period;

          (c) the expiration of three years from the date of the Optionee's Termination of Service by reason of Retirement.

          (d) if the Optionee dies or becomes disabled prior to the first anniversary of the Optionee's Termination of Service, the expiration of 1 year from the earlier of (i) the date of the Optionee's death, or (ii) the date on which the Optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code).

SECTION 4.5 -- RIGHTS TO CONTINUED SERVICE

      Nothing in the Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue as a Director.

                                   ARTICLE V

                              EXERCISE OF OPTIONS

SECTION 5.1 -- PERSONS ELIGIBLE TO EXERCISE

          (a) Subject to Section 5.1(b) and (c), during the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

          (b) Should the Optionee be determined under applicable law to have become a disabled person or the equivalent thereof, the Option may, prior to the time when the Option becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by the Optionee's guardian or by any other person empowered to do so under applicable laws of guardianship. For purposes of this Section 5.1(b), "disabled person" shall mean a person who (i) because of mental deterioration or physical incapacity is not fully able to manage his person or estate or (ii) is mentally ill and who because of his mental illness is not fully able to manage his person or estate.

          (c) Notwithstanding the foregoing provisions of this Section 5.1, the Committee, in its sole discretion, may permit the Optionee with prior written notice to the Committee to transfer by gift, without the receipt of any consideration, to a member of the Optionee's immediate family, as defined in Rule 16a-1 under the Exchange Act, or to a trust for the exclusive benefit of, or any other entity owned solely by, such members, provided that an Option that has been so transferred shall continue to be subject to all of the terms and conditions of the Option Agreement as applicable to the Optionee, and the transferee shall execute any and all such documents requested by the Committee in connection with the transfer, including without limitation to evidence the transfer and to satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws.

SECTION 5.2 -- PARTIAL EXERCISE

      At any time and from time to time before any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and no Option may be exercised for less than 1,000 shares of Common Stock unless such exercise is the full exercise of the exercisable portion of such Option.

SECTION 5.3 -- MANNER OF EXERCISE

      An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

          (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

        (b) (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion thereof is thereby exercised;

             (ii) With the consent of the Committee, shares of Common Stock which have been owned by the Optionee for more than six months on the date of delivery and duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Option price of the shares with respect to which such Option or portion thereof is thereby exercised;

             (iii) To the extent permitted by law (including the then interpretations of Rule 16b-3), a "cashless exercise procedure" satisfactory to the Committee which permits the Optionee to deliver an exercise notice to a broker-dealer, who then sells Option shares, and delivers the proceeds of the sale, less commission, to the Company which delivers such proceeds, less the exercise price and withholding taxes to the Optionee; or

             (iv) Any combination of the consideration provided in the foregoing subsections (i), (ii) or (iii);

          (c) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including without limitation placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

          (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4 -- CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

      The shares of Common Stock issuable and deliverable upon the exercise of an Option or any portion thereof may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The listing of such shares on all stock exchanges on which such class of stock is then listed; and

          (b) The completion of any registration or other qualification of such shares, and the obtaining of any other approval or clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

          (c) The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option.

SECTION 5.5 -- RIGHTS AS STOCKHOLDERS

      The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of an Option or any portion thereof unless and until certificates representing such shares have been issued by the Company to such holders.

                                   ARTICLE VI

                                 ADMINISTRATION

      It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options, to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and to interpret, amend or revoke any such rules. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

                                  ARTICLE VII

                                OTHER PROVISIONS

SECTION 7.1 -- OPTIONS NOT TRANSFERABLE

      No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will, by the applicable laws of descent and distribution, or as provided in Section 5.1(c).

SECTION 7.2 AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN; MODIFICATION OF OPTIONS

          (a) The Plan may be amended or otherwise modified, suspended or terminated at any time and from time to time by the Board; provided, however, the provisions of Sections 3.1 (Eligibility), 3.2 (Granting of Options) and 4.2 (Option Price) shall not be modified more than once every six months, other than to comport with the changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder; provided, further that without approval of the Company's stockholders given within 12 months after the action by the Board, the Board may not, except as provided in Section 2.3, increase any limit imposed in Section 2.1 on the Options, modify the eligibility requirements of Section 3.1, increase the number of Options granted or accelerate the timing of those grants under Section 3.2, reduce the minimum Option price requirements of Section
     4.2 or extend the limit imposed in this Section 7.2 on the period during which Options may be granted and such action by the Board shall become effective only after stockholder approval is obtained; and provided, further, that no amendment or modification may be made if such amendment or modification would disqualify the Plan from satisfying the requirements of the Securities Act or the Exchange Act or any regulation or rule promulgated by the Securities and Exchange Commission thereunder. None of the amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension of the Plan, and in no event may any Option be granted under the Plan after April 19, 2010.

          (b) An Option shall be subject in all events to the condition that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of any of the Company's securities upon any securities exchange or under any law, regulation or other requirement of any governmental authority is necessary or desirable, or that any consent or approval from any governmental authority is necessary or desirable, then the Board may modify the terms of any Option granted under the Plan, without the consent of the Optionee, in any manner which the Board deems necessary or desirable in order to improve the Company's ability to obtain such listing, registration, qualification, consent or approval.

SECTION 7.3 -- APPROVAL OF PLAN BY STOCKHOLDERS

      The amendment, restatement and continuation of the Plan will be submitted for the approval of the Company's stockholders and shall be effective only upon attainment of such approval.

SECTION 7.4 -- EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS

      This Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for employees or (b) to grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including without limitation the grant or assumption of options in connection with the acquisition by purchase, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 7.5 -- NO OBLIGATION TO REGISTER

      The Company shall not be deemed, by reason of the granting of any Option, to have any obligation to register the shares of Common Stock subject to such Option under the Securities Act or to maintain in effect any registration of such shares which may be made at any time under the Securities Act.

SECTION 7.6 -- CONFORMANCE TO SECURITIES ACT AND EXCHANGE ACT

      The Plan is intended to conform to the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to the provisions of the Securities Act and Exchange Act and any and all such regulations.

                                    * * * *

      I hereby certify that the foregoing Amended and Restated Stock Option Plan for Outside Directors was duly adopted by the Board of Directors of IDEX Corporation on January 25, 2000 and approved by the stockholders of the IDEX Corporation on April 19, 2000.

      Executed on this      day of             , 2000.

                                         ---------------------------------------
                                         Secretary

Corporate Seal

                                IDEX CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


                                            For  Withhold  For All
1.  Election of Directors --                All    All    (Except Nominee(s) written below.)

    Class II:   01 William H. Luers         [ ]    [ ]      [ ]
                02 George R. Roberts
                03 Michael T. Tokarz

                                           For   Against  Abstain    3. Approval of Deloitte & Touche      For    Against    Abstain
2.  Approval of IDEX Corporation Amended   [ ]     [ ]      [ ]         LLP as auditors of the Company     [ ]      [ ]        [ ]
    and Restated Stock Option Plan for
    Outside Directors.                                               4. In their discretion, the Proxies are
                                                                        authorized to vote upon such other
                                                                        business as may properly come before
                                                                        the meeting.


    THIS SPACE RESERVED FOR ADDRESSING
        (key lines do not print)                                           This proxy, when properly executed will be voted in the
                                                                           manner directed herein by the undersigned stockholder.
                                                                           If no direction is made, this proxy will be voted FOR
                                                                           Proposals 1, 2, and 3.


                                                                                                    Dated:                ;2000
                                                                                                          ----------------

                                                                           Signature
                                                                                    ---------------------------------------------

                                                                           ------------------------------------------------------
                                                                           Signature if held jointly



Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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
                              FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT.

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY                                                                     PROXY




                                IDEX CORPORATION
                                630 DUNDEE ROAD
                           NORTHBROOK, ILLINOIS 60062

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Donald N. Boyce, Frank J. Notaro and Michael T. Tokarz and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all the shares of common stock of IDEX Corporation held of record by the undersigned on February 25, 2000, at the Annual Meeting of shareholders to be held on April 19, 2000, or at any adjournment thereof.


                PLEAS MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)